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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Evergreen Energy Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Evergreen Energy Inc.
1225 17th Street, Suite 1300
Denver, Colorado 80202

April 15, 2009

Dear Stockholder:

        You are cordially invited to attend the 2009 Annual Meeting of Stockholders of Evergreen Energy Inc., which will be held at 9:00 a.m., MDT, on Thursday, May 7, 2009, at our executive offices located at 1225 17th Street, Suite 1300, Denver, Colorado 80202.

        The Notice of Annual Meeting of Stockholders and the Proxy Statement that follow describe the business to be conducted at the meeting. We will also report on matters of current interest to our stockholders.

        The Annual Report for the year ended December 31, 2008 is enclosed, and I hope you will read it carefully. Feel free to forward to us any questions you may have if you are unable to be present at the meeting. Our Internet website, located at http://www.evgenergy.com, is a convenient way to communicate with us.

        Also enclosed is a proxy authorizing two of our officers to vote your shares for you if you do not wish to attend the meeting in person. Whether or not you are able to attend the meeting, I urge you to complete your proxy and return it to our transfer agent, Interwest Transfer Company, Inc., in the enclosed addressed, postage-paid envelope, as a quorum of our stockholders must be present at the meeting, either in person or by proxy, for the conduct of business.

Sincerely,

Kevin R. Collins Chief Executive Officer and President

Evergreen Energy Inc.
1225 17th Street, Suite 1300
Denver, Colorado 80202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 7, 2009

April 15, 2009

To the Stockholders of Evergreen Energy Inc.:

        The 2009 Annual Meeting of Stockholders of Evergreen Energy Inc. will be held on Thursday, May 7, 2009, at 9:00 a.m., MDT, at our executive offices located at 1225 17th Street, Suite 1300, Denver, Colorado 80202. The purpose of the meeting is to consider and take action upon the following matters:

          1.     Election of four directors;

          2.     Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2009; and

          3.     Such other business as may properly be brought before the meeting and any postponements, continuations, or adjournments thereof.

        Only stockholders of record as of the close of business on March 13, 2009 are entitled to notice of and to vote at the meeting or at any postponements, continuations or adjournments thereof.

        Our bylaws require that the holders of a majority of the common stock issued, outstanding and entitled to vote be present or represented at the meeting by proxy in order to constitute a quorum for the transaction of business. It is important that your stock be represented at the meeting regardless of the number of shares you hold. Whether or not you are able to be present in person, please sign and return promptly the enclosed proxy in the accompanying envelope, which requires no postage if mailed in the United States.

        THE ENCLOSED PROXY IS BEING SOLICITED BY OUR BOARD OF DIRECTORS. OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSED ITEMS. YOUR VOTE IS IMPORTANT.

        This notice, the proxy and Proxy Statement enclosed herewith are sent to you by order of our Board of Directors.

William G. Laughlin Vice President, General Counsel and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 7, 2009

The Evergreen Energy Inc. Proxy Statement, Proxy Card, and Annual Report on Form 10-K for the year-ended December 31, 2008 are available for view on the Internet at www.evgenergy.com.

EVERGREEN ENERGY INC.
1225 17th Street, Suite 1300
Denver, Colorado 80202

ANNUAL MEETING OF STOCKHOLDERS

MAY 7, 2009

PROXY STATEMENT

        The enclosed proxy is solicited by our Board of Directors for use at the 2009 Annual Meeting of Stockholders of Evergreen Energy Inc., a Delaware corporation, to be held on Thursday, May 7, 2009, at 9:00 a.m., MDT, at our executive offices located at 1225 17th Street, Suite 1300, Denver, Colorado 80202, and at all postponements, continuations or adjournments thereof. We are first mailing this Proxy Statement and the enclosed proxy card on April 15, 2009, to persons who were stockholders at the close of business on March 13, 2009, the record date for the Annual Meeting. In this Proxy Statement, we use the terms "Evergreen," "we," "our," and "us" to refer to Evergreen Energy Inc.

VOTING PROCEDURES

        You are entitled to vote at the Annual Meeting all shares of our common stock that you held as of the close of business on the record date. Each share of common stock is entitled to one vote with respect to each matter properly brought before the Annual Meeting. On March 13, 2009, the record date, there were 125,858,400 shares of common stock outstanding.

        The presence in person or by proxy of a majority of our outstanding shares of common stock, $.001 par value, entitled to vote at the Annual Meeting is necessary to provide a quorum for the transaction of business at the meeting. Your shares can only be voted if you are present in person or are represented by returning a properly signed proxy. Your vote is very important. Whether or not you plan to attend the meeting in person, please sign and promptly return the enclosed proxy card, which requires no postage if mailed within the United States. All signed and returned proxies will be counted towards establishing a quorum for the meeting, regardless of how the shares are voted.

        Shares represented by proxy will be voted in accordance with your instructions. You may specify your choice by marking the appropriate box on the proxy card. If your proxy card is signed and returned without specifying choices, your shares will be voted "FOR" the nominees for director, "FOR" the ratification of the selection of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the year ending December 31, 2009, and as the individuals named as proxy holders on the proxy deem advisable on all matters as may properly come before the Annual Meeting. You may revoke your proxy at any time prior to the exercise thereof by submitting another proxy bearing a later date, by giving written notice of revocation to us at our address, or by voting in person at the Annual Meeting. Any notice of revocation sent to us must include your name and must be received prior to the meeting to be effective. Votes cast by proxy will be tabulated by an automated system administered by Interwest Transfer Company, Inc., our transfer agent. Votes cast by proxy or in person at the meeting will be counted by the persons we appoint to act as election inspectors for the Annual Meeting.

        If you hold your shares in "street name" through a broker or other nominee and you do not give voting instructions at least ten days before the meeting to your broker or other nominee, then your broker or other nominee may exercise voting discretion only with respect to matters considered to be "routine" by the New York Stock Exchange. On non-routine matters, the brokers or other nominees cannot vote your shares absent voting instructions from the beneficial holder, resulting in so-called "broker non-votes." Broker non-votes are not deemed to be votes cast, and as a result have no effect on the outcome of any matters presented, but will be counted in determining whether there is a quorum.

        No stockholder of Evergreen Energy Inc., regardless of how you vote your shares on any proposal,will be entitled to appraisal rights or the right to receive cash for shares under Delaware law or otherwise. At the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.

VOTE REQUIRED

Election of Directors

        The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked to withhold authority with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Other Proposals

        For each proposal other than the election of directors, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "Abstain" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum and it will be counted toward the total votes cast on such matters. Accordingly, an abstention will have the effect of a negative vote.

Voting Results

        Preliminary voting results will be announced at the Annual Meeting. We plan to publish final voting results in our quarterly report on Form 10-Q for the second quarter of 2009.

STOCK OWNERSHIP

        The following table sets forth certain information, as of March 13, 2009, with respect to the holdings of (1) each person who is the beneficial owner of more than five percent of our common stock, (2) each of our directors and nominees, (3) each of our named executive officers, set forth in the summary compensation table on page 21 and (4) all of our directors, nominees and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes any shares of common stock over which a person exercises sole or shared voting or investment powers, or of which a person has a right to acquire ownership at any time within 60 days of March 13, 2009. Except as otherwise indicated, and subject to applicable community property laws, the persons named in this table have sole voting and investment power with respect to all shares of common stock held by them. Applicable percentage ownership in the following table is based on 125,858,400 shares of common stock outstanding as of March 13, 2009.

        Unless otherwise indicated below, the address of each of the principal stockholders is c/o Evergreen Energy Inc., 1225 17th Street, Suite 1300, Denver, Colorado 80202.

Name and Address	Shares Beneficially Owned		Percentage of Class
Beneficial Owners of More than 5%:
Westcliff Capital Management, LLC	7,091,857	(1)	5.4%
200 Seventh Avenue, Suite 105 Santa Cruz, California 95062
Thurman L. Willis, Jr.	8,471,500		6.7%
P.O. Box 415 Monticello, Georgia 31064
Current Directors, Nominees and Named Executive Officers:
Stanford M. Adelstein	398,014	(2)	*
Robert J. Clark	574,641	(3)	*
Manuel H. Johnson	217,486	(4)	*
Robert S. Kaplan	112,300	(5)	*
Jack C. Pester	294,126	(6)	*
James S. Pignatelli	137,333	(7)	*
W. Grady Rosier	177,000	(8)	*
James R. Schlesinger	480,377	(9)	*
M. Richard Smith	50,142	(10)	*
Kevin R. Collins.	915,000	(11)	*
W. Steven Wolff	156,298	(12)	*
Diana L. Kubik	97,066	(13)	*
William G. Laughlin	298,204	(14)	*
Theodore Venners	4,777,791	(15)	3.8%
All directors and executive officers as a group (14 persons)	8,685,778	(16)	6.5%

*
Less than 1%.

(1)
These securities are owned directly by investment-limited partnerships of which Westcliff Capital Management, LLC is the general partner and investment adviser, and by other investment advisory clients of Westcliff. Westcliff has discretionary authority to vote and dispose of such securities on behalf of its clients, and thus is deemed to have indirect beneficial ownership thereof. Includes 5,556,290 shares that Westcliff has the right to acquire within 60 days of March 13, 2009 pursuant to the exercise of warrants.

(2)
Includes 150,000 shares held by Northwestern Engineering Company, of which Mr. Adelstein is Chairman of the Board and controls 95% of the voting shares of capital stock, and 23,014 shares which Mr. Adelstein has the right to acquire within 60 days of March 13, 2009, pursuant to the exercise of options. As of March 13, 2009, Mr. Adelstein has pledged as security the 150,000 shares over which he has voting power as the majority stockholder of Northwest Engineering Company.

(3)
Includes 74,641 shares that Mr. Clark has the right to acquire within 60 days of March 13, 2009, pursuant to the exercise of options.

(4)
Includes 99,486 shares that Mr. Johnson has the right to acquire within 60 days of March 13, 2009, pursuant to the exercise of options.

(5)
Includes 75,500 shares that Mr. Kaplan has the right to acquire within 60 days of March 13, 2009, pursuant to the exercise of options.

(6)
Includes 122,000 shares that Mr. Pester has the right to acquire within 60 days of March 13, 2009, pursuant to the exercise of options.

(7)
Includes 104,333 shares that Mr. Pignatelli has the right to acquire within 60 days of March 13, 2009, pursuant to the exercise of options.

(8)
Includes 100,000 shares held by the Rosier family trust, of which Mr. Rosier has the right to vote and dispose of such securities and 77,000 shares which Mr. Rosier has the right to acquire within 60 days of March 13, 2009, pursuant to the exercise of options.

(9)
Includes 127,500 shares Mr. Schlesinger has the right to acquire within 60 days of March 13, 2009, pursuant to the exercise of options.

(10)
Includes 50,142 shares Mr. Smith has the right to acquire within 60 days of March 13, 2009, pursuant to the exercise of options.

(11)
Includes 400,000 shares of restricted stock Mr. Collins has the right to vote, but not the right to sell until certain vesting requirements are met, and 30,000 shares that Mr. Collins has the right to acquire within 60 days of March 13, 2009, pursuant to the exercise of options.

(12)
Includes 16,000 shares Mr. Wolff has the right to acquire within 60 days of March 13, 2009, pursuant to the exercise of options.

(13)
Includes 16,000 shares Ms. Kubik has the right to acquire within 60 days of March 13, 2009, pursuant to the exercise of options.

(14)
Includes 256,000 shares Mr. Laughlin has the right to acquire within 60 days of March 13, 2009, pursuant to the exercise of options.

(15)
Includes 600,000 shares of restricted stock that Mr. Venners has the right to vote, but not the right to sell until certain vesting requirements are met, and includes 666,000 shares which Mr. Venners has the right to acquire within 60 days of March 13, 2009, pursuant to the exercise of options. Also includes 66,667 shares owned by Mr. Venners' wife over which he has no voting or investment authority and disclaims beneficial ownership. As of April 23, 2009, Mr. Venners has pledged as security 2,860,000 shares of common stock.

(16)
Includes an aggregate of 1,778,149 shares which directors and executive officers as a group have the right to acquire within 60 days of March 13, 2009, pursuant to the exercise of options.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and NYSE Arca, and to furnish us with copies of all such reports. Based solely on the review of the Forms 3, 4 and 5 furnished to us and certain representations made to us, we believe that during the year ended December 31, 2008, all filings under Section 16(a) were made on a timely basis.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        Our Board of Directors is presently composed of ten members. In July 2008, our certificate of incorporation and bylaws were amended to declassify our Board so that, after a transition period, all directors will be elected each year for one year terms. The term of office for seven of our directors expires in 2009. The term of office of the remaining three directors expires in 2010.

        Of the nominees for election at this meeting, all are currently directors. M. Richard Smith was elected in November 2008 by the Board. Mr. Smith was recommended to our Corporate Governance and Nominating Committee by a third-party vendor. The other three directors nominated for election were previously elected by the stockholders. If elected at the Annual Meeting, each of the nominees will serve until the 2010 annual meeting and until his successor is elected and qualified, or until such director's earlier death, resignation or removal. The nominees have all indicated a willingness to serve as directors if elected. Our Board has no reason to believe that any director nominee will be unable to serve as a director or become unavailable for any reason. If, at the time of the Annual Meeting, any director nominee becomes unavailable for any reason, the persons entitled to vote the proxy will vote, as such persons determine in their discretion, for such substituted nominee, if any, nominated by our Board. Each of the nominees qualifies as an independent director under applicable NYSE Arca Equities Rules.

        Although the term of office for seven of our directors expires at the Annual Meeting, only four directors have been nominated by the Board because two directors will retire from the Board and one director will not to stand for re-election at the Annual Meeting. Jack C. Pester and James R. Schlesinger will retire from the Board at the end of their current term. Messrs. Pester and Schlesinger will not stand for re-election at the Annual Meeting and their retirements will be effective on that date. Furthermore, W. Grady Rosier will not stand for re-election to the Board so that he can focus on other business interests and directorships. There are no known disagreements between these directors and us on any matter relating to our operations, policies or practices. The Board, at its discretion, has decided to not fill these vacancies at this time, and as a result, the size of our Board of Directors will be reduced.

Vote Required

        The vote of the holders of a plurality of the shares present in person or represented by proxy and entitled to vote in the election of directors is required to elect any director.

        OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF MR. CLARK, MR. JOHNSON, MR. PIGNATELLI AND MR. SMITH.

Directors

        The following table sets forth certain information with respect to our director nominees and the directors who will continue in office after the Annual Meeting, including the name and age of each director and nominee, his principal occupation and business experience, and the commencement of his term as a director.

Nominees for Election at the 2009 Meeting

Name and Age	Principal Occupation or Employment During the Past Five Years; Other Directorships	Director Since
Robert J. Clark (64)	Mr. Clark has been President, Chief Executive Officer and Director of Bear Cub Energy, LLC, a natural gas gathering, treating and processing company headquartered in Denver, Colorado, since 2001. Mr. Clark began his career as an internal auditor with Nicor, Inc., and is a past member of the Board of Directors and Audit Committees of Patina Oil & Gas Corporation and Evergreen Resources, Inc. Currently; Mr. Clark sits on the Board of Directors of Storm Cat Energy Corporation, a publicly-traded company, where he is a member of the Audit Committee.	2006

Name and Age	Principal Occupation or Employment During the Past Five Years; Other Directorships	Director Since
Manuel H. Johnson (60)	Dr. Johnson is the co-chairman and senior partner in the investment and consulting firm of Johnson Smick International, Inc. Prior to assuming his current duties, Dr. Johnson was Chairman of the Financial Accounting Foundation, the organization that supervises preparation of U.S. accounting standards from 1997 to 2004. From 1977 to 1994, Dr. Johnson was a professor of economics at George Mason University where he held the Koch Chair in International Economics. Dr. Johnson was Vice Chairman of the Board of Governors of the Federal Reserve System where he served for four and a half years beginning in February 1986 and served as Assistant Secretary of the Treasury from 1982 to 1986. Dr. Johnson currently serves on the Board of Directors of the Morgan Stanley Funds Group, RBS Greenwich Capital Holdings and NVR Inc.	2004
James S. Pignatelli (64)
	Mr. Pignatelli has served as Chairman of the Board, Chief Executive Officer and President of Unisource Energy Corporation, an electric utility holding company, and Chairman of the Board, Chief Executive Officer and President of Tucson Electric Power Company, its principal subsidiary, since July 1998. Previously he served those companies as Senior Vice President and Chief Operating Officer. Mr. Pignatelli has spent his entire business career in the electric utility industry. Mr. Pignatelli serves on the Board of Directors of Millennium Energy Holdings, Inc., Electro Rent Corporation, the Tucson Airport Authority, Edison Electric Institute, and Blue Cross-Blue Shield of Arizona.	2001
M. Richard Smith (61)
	Mr. Smith has been an independent consultant in the engineering field since 2007, when he retired from Bechtel Power Corporation. Mr. Smith was Senior Vice President of Bechtel Corporation and President of Fossil Power from 2005 until the time of his retirement. From 2004 through 2005, Mr. Smith was Chief Executive Officer of Intergen, a Bechtel joint venture. He has in excess of 36 years of experience in the global power industry and has held senior positions in engineering, construction, management and mergers and acquisitions. In addition to corporate management expertise, he has extensive experience in managing all facets of project development, design, financing, construction and operation. Mr. Smith is a Registered Professional Mechanical Engineer.	2008

Continuing Directors Whose Terms of Office Expire in 2010

Name and Age	Principal Occupation or Employment During the Past Five Years; Other Directorships	Director Since
Stanford M. Adelstein (77)	Mr. Adelstein serves as Chairman of the Board and President of Northwestern Engineering Company, a holding company whose subsidiaries are engaged in real estate ownership and management, hotel ownership and management, land development, and wood products. Senator Adelstein is serving his fourth term in the South Dakota legislature.	1998
Kevin R. Collins (52)
	Mr. Collins is currently the Chief Executive Officer and President of Evergreen. He previously served in various capacities at Evergreen, including Chief Operating Officer and Executive Vice President—Finance and Strategy since October 2005. Prior to joining Evergreen, he was Executive Vice President and Chief Financial Officer of Evergreen Resources, Inc., having served in various management capacities with that company from 1995 until 2004, when it merged with Pioneer Natural Resources Co. Mr. Collins became a certified public accountant in 1983 and has over 13 years of public accounting experience. He has served as Vice President and a Board Member of the Colorado Oil and Gas Association, President of the Denver Chapter of the Institute of Management Accountants, Director of Pegasus Technologies, Inc. and Board Member and Chairman of the Finance Committee of Independent Petroleum Association of Mountain States. Mr. Collins currently serves as a director of Delta Petroleum Corporation, a publicly-traded energy company and Quest Midstream Partners, L.P. a subsidiary of Quest Resource Corporation, a publicly-traded producer of natural gas. Mr. Collins received his B.S. degree in Business Administration and Accounting from the University of Arizona.	2007
Robert S. Kaplan (68)	Dr. Kaplan is Baker Foundation Professor at the Harvard Business School. He joined the HBS faculty in 1984 after spending 16 years on the faculty of the Carnegie-Mellon University business school, where he served as Dean from 1977 to 1983. A 2006 inductee into the Accounting Hall of Fame, Dr. Kaplan previously served as director of the Pittsburgh branch of Federal Reserve Bank of Cleveland, the J. I. Kislak Corporation, Renaissance Solutions, and Balanced Scorecard Collaborative. He currently serves on the Board of Directors of Acorn Systems, Inc.	2005

CORPORATE GOVERNANCE AND BOARD MATTERS

        Evergreen is committed to having sound corporate governance principles and practices. Evergreen's primary corporate governance documents, including our Code of Business Conduct and Ethics and our Board Committee Charters, are available to the public on our internet website at http://www.evgenergy.com. The following is a discussion of our current corporate governance principles and practices.

Code of Business Conduct and Ethics

        The Board has adopted a Code of Business Conduct and Ethics to provide guidance on maintaining our commitment to being honest and ethical in our business endeavors. The code covers a wide range of business practices, procedures and basic principles regarding corporate and personal conduct and applies to all directors, executives, officers and employees. A copy of the code is available on the Evergreen website at http://www.evgenergy.com or may be obtained by written request submitted to the Secretary at Evergreen Energy Inc., 1225 17th Street, Suite 1300, Denver, Colorado 80202. We intend to satisfy any disclosure requirements regarding amendments to or waivers from, any provision of the code by disclosure on our website.

Independence of Directors

        The Board has determined that all of our director nominees and all current directors, except Kevin R. Collins, our Chief Executive Officer and President, are "independent" within the meaning of the NYSE Arca director independence standards as set forth in Rule 5.3(k) of the NYSE Arca Equities Rules and have no material relationship with Evergreen, directly or indirectly, that would interfere with the exercise of independent judgment. The Board of Directors determines the independence of each director based on the standards adopted by the Board that comply with the NYSE Arca Equities Rules. These independence standards can be found in our Corporate Governance and Nominating Committee charter available on the Evergreen Energy website at http://evgenergy.com.

Board Meetings

        During 2008, our Board held a total of seventeen meetings. During 2008, all directors except Mr. Pignatelli attended at least 75% of the aggregate of (i) the total number of meetings of the Board during 2008, and (ii) the total number of meetings held by all committees of the Board on which such director served in 2008. The 2008 Annual Meeting of Stockholders was attended by three of the ten directors comprising the Board at that time.

Executive Sessions

        Our non-management directors meet regularly in executive sessions without management. "Non-management" directors are all those who are not our officers and include directors, if any, who are not "independent" by virtue of the existence of a material relationship with Evergreen. Except for Mr. Collins, all of Evergreen's directors are non-management directors. Executive sessions are chaired by our non-executive Chairman. Robert J. Clark currently serves as our non-executive Chairman and presides at executive sessions. William H. Walker, Jr. served as our non-executive Chairman until his resignation on October 29, 2008. An executive session is held in conjunction with each regularly scheduled Board meeting and other sessions may be called by the chairman in his discretion or at the request of the Board.

Committees of the Board

        The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities. The standing committees are the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee. In accordance with NYSE Arca listing standards, all standing committees are comprised solely of non-employee, independent directors. Copies of the committee charters are available at http://www.evgenergy.com.

        In addition to the three standing committees, the Board has two additional committees, the Finance Committee and the Executive Committee.

        The Finance Committee assists the Board in various matters, including the selection of investment bankers, funding strategies for commercial projects and other capital needs, developing and monitoring our investment policy, and other financial issues. A copy of the committee charter is available at http://www.evgenergy.com. The Finance Committee is comprised of Manuel H. Johnson (Chairman), Robert J. Clark, Robert S. Kaplan, Jack C. Pester and James S. Pignatelli. William H. Walker, Jr. served on the Finance Committee from May 2008 until his resignation in October 2008. During 2008, the Finance Committee met five times, including two joint meetings with the Executive Committee. In January 2009, M. Richard Smith was appointed to the Finance Committee.

        The Executive Committee exercises all powers of the Board of Directors, as defined and limited by our bylaws and Delaware corporate law, between meetings of the full Board whenever it is not desirable or practical to conduct a meeting of the full Board. The Executive Committee was disbanded in May 2008 and re-instituted in September 2008. The Executive Committee is comprised of Robert J. Clark (Chairman), Kevin R. Collins, Dr. Manuel H. Johnson, Jack C. Pester and W. Grady Rosier. William H. Walker, Jr. served on the Executive Committee, when it was active, from May 2008 until his resignation in October 2008. During 2008, the Executive Committee met a total of ten times.

        Audit Committee.    Our Audit Committee is currently comprised of Robert J. Clark (Chairman), Robert S. Kaplan and Manuel H. Johnson, who joined the Audit Committee in May 2008. Mr. Adelstein served on the Audit Committee from October 2007 until May 2008. Mr. Lovoi, who resigned as a director in April 2008, served on the Audit Committee to the date of his resignation. William H. Walker, Jr. served on the Audit Committee from May 2008 until his resignation in October 2008. During 2008, the Audit Committee met 5 times, including 4 meetings at which our independent registered public accounting firm was present. Each member of the Audit Committee satisfies independence standards specified in Rule 5.3(k) of the NYSE Arca Equities Rules and those standards provided for under the Securities Exchange Act of 1934. All current members of the Audit Committee are financially literate and are able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. The Board has determined that Mr. Kaplan qualifies as an audit committee financial expert as defined within Section 229.407(d) (5) (ii) of the Securities Exchange Act of 1934.

        The Audit Committee has adopted a charter, which was ratified and approved by the Board, and can be found on our website at http://www.evgenergy.com. The Audit Committee has the sole and direct authority to engage, appoint, evaluate, compensate and replace the independent registered public accounting firm. The Audit Committee also reviews and approves all audit, audit-related and non-audit-related services performed by the independent public accounting firm (to the extent those services are permitted by the Securities Exchange Act of 1934, as amended). The Audit Committee meets with our management regularly to consider the adequacy of our internal controls and financial reporting process and the reliability of our financial reports to the public. The Audit Committee also meets with the independent registered public accounting firm and with our own appropriate financial personnel regarding these matters. The independent registered public accounting firm regularly meets privately with this committee and has unrestricted access to this committee. The Audit Committee examines the independence and performance of our internal financial personnel and the independent registered public accounting firm. In addition, among its other responsibilities, the Audit Committee reviews our critical accounting policies and our annual and quarterly reports on Forms 10-K and 10-Q. Further, if we choose to issue earnings releases, the Audit Committee reviews these before they are published. See "Audit Committee Report" for more information.

Audit Committee Report

        The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities with respect to matters involving our accounting, financial reporting and internal control functions. The Audit Committee has sole authority to select our independent registered public accounting firm.

        Management is responsible for preparing the financial statements so that they comply with generally accepted accounting principles and fairly present our financial condition, results of operations and cash flows; issuing financial reports that comply with the requirements of the Securities and Exchange Commission; and establishing and maintaining adequate internal control structures and procedures for financial reporting. The Audit Committee's responsibility is to monitor and oversee these processes.

        In this context, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. The Audit Committee also has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect.

        Our independent registered public accounting firm also provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and the Audit Committee has discussed with the independent registered public accounting firm that firm's independence. The Audit Committee has considered whether the independent registered public accounting firm's provision of non-audit services is compatible with maintaining the independence of the accountants.

        Based on the above discussions and review with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the SEC.

Respectfully submitted by the Audit Committee of the Board of Directors:

Robert J. Clark, (Chairman)
Manuel H. Johnson
Robert S. Kaplan

        The Audit Committee recommends that Deloitte & Touche LLP serve as our independent registered public accounting firm for fiscal year 2009. See "Proposal No. 2—Ratification of Selection of Independent Accountants."

        Compensation Committee.    The Compensation Committee is comprised of W. Grady Rosier (Chairman), Robert J. Clark, and James R. Schlesinger. Manuel H. Johnson served on the Compensation Committee from October 2007 through May 2008. During 2008, William H. Walker, Jr. served on the Compensation Committee from May 2008 until his resignation in October 2008. During 2008, the Compensation Committee met three times. In January 2009, M. Richard Smith was appointed to the Compensation Committee. Each member of the Compensation Committee satisfies the independence standards specified in Rule 5.3(k) of the NYSE Arca Equities Rules. The Compensation Committee meets with such frequency and at such intervals as it shall determine is necessary to carry out its duties and responsibilities, but in any case, not less than three times a year. The Compensation Committee has adopted a charter, which was ratified and approved by the Board, and can be found on our website at http://www.evgenergy.com.

        The purpose of the Compensation Committee is to (i) discharge the Board's responsibility relating to compensation of our executive officers; (ii) review and recommend to the Board compensation plans, policies and programs as well as approve individual executive officer compensation; and (iii) prepare the annual report on executive compensation required to be included in our annual proxy statement. Additionally, the committee oversees the Chief Executive Officer, or CEO, as well as executive management appointments at our headquarters and our major subsidiaries. Committee members are appointed by the Board of Directors on the recommendation of the Corporate Governance and Nominating Committee and serve such terms as the Board may determine, or until their earlier resignation, death or removal by the Board.

        The main objectives of the Compensation Committee are the development of the philosophy and policy that will guide executive pay practices and decisions, such as:

  •
  Recruitment and retention of officers;

  •
  Creation of pay plans that tie to stockholders' interests;

  •
  Establishment of pay programs with the appropriate mix of fixed pay versus variable pay;

  •
  Incorporation of an appropriate amount of risk and stretch goals into incentive programs;

  •
  Establishment of pay programs which are efficient from tax, accounting, and securities law perspectives;

  •
  Ensure that there are no barriers to desired business transactions; and

  •
  Ensure protection of proprietary information and protect against future competition by executives through employment agreements and non-compete covenants.

        The most significant duties and responsibilities of the Compensation Committee are as follows:

  •
  Annually review and approve the goals and objectives relevant to CEO compensation, evaluate the CEO's performance in light of the goals and objectives and establish the individual elements of the CEO's total compensation;

  •
  Establish compensation plans, including policies and programs with respect to the incentive-compensation plans and equity-based plans;

  •
  Review and monitor our employee and management compensation and benefit plans and policies, provide oversight of any employee benefit plans, and review and approve the compensation of our executive officers;

  •
  Review and approve, for the CEO and other officers, when and if appropriate, employment agreements, severance agreements and change of control provisions/agreements; and

  •
  Report on the executive compensation as required by applicable laws and regulations for inclusion in our proxy statement or other SEC filings.

        Our Compensation Committee has the authority to seek advice and assistance from outside consultants and our executive officers in determining and evaluating director, CEO and other executive officer compensation. The overall goals have been to attract, retain, motivate, and align the executives and directors with stockholder share value. During fiscal 2007, we solicited advice from Hewitt Associates and Effective Compensation, Inc. (collectively referred to as the "consultants").The data provided in 2007 is referred to as the "2007 Report." We also obtained advice from Effective Compensation, Inc beginning in the fourth quarter of 2008 through first quarter of 2009, referred to as the "2009 Report." None of the consultants advise our management or receive any other compensation from us. The consultants provide us with survey data covering executive base pay, bonus, long-term incentive cash and equity awards based on peer companies similar in complexity and size in the energy industry or based upon various compensation surveys in the energy industry. In 2007, the consultants also provided survey data on director fees, retainers, and equity awards. The survey data is used for both executives and directors as a long-term target to give the various pay components a grounded focus. The consultants also make valuations of equity awards so that the data is comparable to the surveys and actual past and current equity awards. The Compensation Committee has the authority to obtain advice and assistance from any officer, our human resources department, or any outside legal experts or other advisors. The Compensation Committee has also utilized the advice of executive officers in determining compensation and performance of executive officers.

        Corporate Governance and Nominating Committee.    Our Corporate Governance and Nominating Committee is comprised of Jack C. Pester (Chairman), Stanford M. Adelstein, James S. Pignatelli, W. Grady Rosier and James R. Schlesinger. William H. Walker, Jr. served on this committee from May 2008 until his resignation in October 2008. The committee met five times during 2008. Each member of the Corporate Governance and Nominating Committee satisfies the independence standards specified in Rule 5.3(k) of the NYSE Arca Equities Rules.

        The Corporate Governance and Nominating Committee has adopted a charter, which was ratified and approved by the Board, and can be found on our website at http://www.evgenergy.com. The committee, among other things, identifies, evaluates and recommends individuals qualified to be our directors and is in charge of developing and recommending our corporate governance guidelines. The committee considers stockholder nominees for election to the Board if our Secretary receives timely advance written notice of such nominees. Please see "Stockholder Procedures to Nominate Directors" below for more information on how the committee considers director candidates submitted by our stockholders.

        In addition to potential director nominees submitted by stockholders, the Corporate Governance and Nominating Committee considers candidates submitted by directors, management, and from time to time in its sole discretion, and candidates submitted by a third-party search firm. The committee has not retained a third-party search firm to assist in the identification or evaluation of Board member candidates for election to the Board at the Annual Meeting, although it may do so in the future. The committee investigates potential candidates and their individual qualifications, and evaluates all such candidates, including those submitted by stockholders, using the Board membership criteria set forth in the committee's charter and described below. Our Corporate Governance and Nominating Committee expects to evaluate new candidates for Board positions that will strengthen our green economy credentials. Any new members are required to be approved by the Board and approved by the stockholders at the next annual meeting.

        In evaluating candidates for nomination the Board takes into account the applicable requirements for directors under the Securities Exchange Act of 1934 and the listing standards of NYSE Arca Equities Rules. The committee also takes into consideration such other factors and criteria as it deems appropriate in evaluating a candidate, including his or her knowledge, expertise, skills, integrity, diversity, judgment, business or other experience and reputation in the business community. The committee may (but is not required to) consider candidates suggested by management or other members of the Board.

        The Corporate Governance and Nominating Committee also recommends the membership on the various Board committees at the first Board meeting following the annual meeting of stockholders.

Stockholder Communications with the Board

        Any stockholder desiring to contact our non-management directors as a group, the Board, or any individual director, may do so by written communication directed to Robert J. Clark, the independent director who has been designated by the Board to receive such communications. Communications should be addressed to Robert J. Clark, c/o Evergreen Energy Inc., 1225 17th Street, Suite 1300, Denver, Colorado 80202. Any communications received that are directed to the Board will be processed by Mr. Clark and distributed promptly to the Board or individual directors, as appropriate.

Stockholder Procedures to Nominate Directors

        The Corporate Governance and Nominating Committee will consider qualified candidates for possible nomination that are submitted by stockholders in accordance with our bylaws and policies regarding director nominations. All stockholder director nominees will be evaluated using the same criteria as are applicable to persons nominated by other sources as set forth in the Corporate Governance and Nominating Committee Charter.

        Stockholders wishing to make such a submission may do so by providing all information regarding the nominee that would be required under applicable proxy rules, including (in addition to the information required in our bylaws or by applicable law): (i) the full name and resident address of the nominee; (ii) the age of the nominee; (iii) the principal occupation of the nominee for the past five years; (iv) any current directorship held on public company boards; (v) the number of shares of our common stock held by the nominee, if any; and (vi) a signed statement of the nominee consenting to serve if elected. In addition, the stockholder making the nomination and the beneficial owner, if any, on whose behalf the nomination is being made must provide (i) the name and address, as they appear on Evergreen's books, of such stockholder and such beneficial owner, (ii) the class and number of shares of Evergreen that are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) any material interest of the stockholder and/or such beneficial owner in the nominee or the nominee's election as a director. Such information should be sent to the Corporate Governance and Nominating Committee, Evergreen Energy Inc., c/o Secretary, 1225 17th Street, Suite 1300, Denver, Colorado 80202.

        No candidates for director nominations were submitted to the Corporate Governance and Nominating Committee by any stockholder in connection with the Annual Meeting. Any stockholder desiring to present a nomination for consideration prior to the 2010 annual meeting must do so in accordance with our policies and bylaws.

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee during fiscal 2008 were W. Grady Rosier (Chairman), Robert J. Clark, Manuel H. Johnson, William H. Walker, Jr. and James R. Schlesinger. None of the Compensation Committee members were at any time during fiscal 2008, or at any other time, an officer or employee of Evergreen Energy Inc. or any of our subsidiaries. No member of the Compensation Committee serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Non-Employee Director Compensation

        Beginning April 2008, all non-employee directors received an annual retainer of $20,000, payable quarterly in arrears, $2,000 for attendance at each Board meeting or $1,000 if the meeting is held via teleconference, and $500 for attendance at each committee meeting. Prior to April 2008, non-employee directors received $2,000 for attendance at Board meetings held via teleconference as well. Our non-executive Chairman receives additional compensation of $45,000, payable quarterly in arrears, which is pro-rated for any partial period of service. Our former non-executive Chairman, William H. Walker, Jr., also received $500 per day for such days when he was providing consulting services on behalf of Evergreen. Mr. Richard Smith receives $2,500 per day in a combination of stock and cash when he is providing consulting services to us. Directors are also reimbursed for out-of-pocket travel and other expenses incurred in attending Board and/or committee meetings.

        Our Board of Directors has established a policy for granting options as a part of the compensation for our non-employee directors. It is anticipated that such grants will generally be made on

March 15th of each year. To be eligible for these annual grants, non-employee directors must be serving on our Board on the date of grant. The Board has also established option amounts as follows:

  •
  7,500 options for serving on our Board of Directors

  •
  1,000 options for serving on our Audit Committee

  •
  1,500 options for serving as a chairman of a Board committee

  •
  1,000 options each quarter for a non-employee director serving as Chairman of the Board

        In addition, the Compensation Committee is considering a new policy with respect to granting stock awards as part of the compensation for our non-employee directors. Any new compensation policy that includes the granting of stock awards is subject to Board approval. Future awards may be in consideration for Board service during 2008 or future periods and will be reflected in the director compensation table as applicable.

        In February 2008, the Compensation Committee adopted a policy to award each new non-employee director an option to purchase 50,000 shares of our common stock when first elected to the Board. As additional compensation, discretionary options may be granted annually. The exercise price per share for these options, which are granted under our stock option plans, is the closing price of our common stock on the date of grant. Options granted under the plans generally have a three or seven year term and become exercisable on the date of grant. In determining whether to grant additional options, the Compensation Committee considers our performance, performance of the directors and the achievement of our overall business strategy and objectives.

        In November 2007, our Governance and Nominating Committee adopted a policy requiring all non-employee directors to own Evergreen common stock with a value equaling or exceeding five times the amount of the annual retainer, or $100,000, within three years after adopting the policy, or November 2010. New non-employee directors are required to own Evergreen common stock with a value equaling or exceeding five times the amount of the annual retainer, or $100,000, within three years after joining our Board. We believe that requiring Board members to own our common stock drives long-term perspective, growth, retention and alignment with stockholder value creation.

Directors Compensation Table

        The following table sets forth certain information regarding compensation earned by or awarded to each non-employee director who served on our Board of Directors in 2008. Directors who are employees of Evergreen are not compensated for their services as directors:

Name(1)	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)	Other Compensation ($)		Total ($)
Stanford M. Adelstein	41,500	4,064	—		45,564
Robert J. Clark	75,302	7,246	—		82,548
Manuel H. Johnson	46,500	5,211	—		51,711
Robert S. Kaplan	47,500	4,505	—		52,005
John V. Lovoi	13,000	4,505	—		17,505
Jack C. Pester	50,000	6,095	—		56,095
James S. Pignatelli	36,500	4,416	—		40,916
W. Grady Rosier	53,000	4,770	—		57,770
James R. Schlesinger	40,500	3,975	—		44,475
M. Richard Smith	6,478	10,500	15,000	(3)	31,978
William H. Walker	55,420	40,634	35,000	(4)	131,054

(1)
Kevin R. Collins, our Chief Executive Officer and President, is not included in this table as he is an employee and thus receives no compensation for his service as a director. Similarly, Theodore Venners, our Founder, who served as a director until June 2008, is not included in this table as he is an employee and received no compensation for his service as a director. Mr. Lovoi resigned as a director in April 2008 and Mr. Walker resigned as a director in October 2008.

(2)
Reflects the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2008, in accordance with Statement of Financial Accounting Standards ("SFAS") No. 123R. Our non-employee directors received stock option awards on May 7, 2008 for their services rendered during 2007. Directors were granted 7,500 options for serving on our Board, 1,500 options for serving as chairman of a Board committee, and 1,000 options for serving on our Audit Committee. These options are fully vested and have an exercise price equal to the closing price of our common stock on May 7, 2008, which was $1.30. Further, the non-executive Chairman of the Board received 1,000 stock options each quarter during which he served as Chairman, in arrears, for his services. The options are fully vested and have exercise prices equal to the closing price of our common stock on the dates of grant, January 2, 2008, April 1, 2008, July 1, 2008 and October 1, 2008 of $2.16, $1.52, $1.75 and $0.57, respectively. Grants for services rendered in 2008 were made on March 13, 2009. These options are fully vested and have an exercise price equal to the closing price of our common stock on March 13, 2009, which was $0.95.

(3)
Pursuant to a consulting agreement, Mr. Smith receives $2,500 per day in a combination of cash and common stock when he is providing consulting services to us. During 2008, he earned compensation totaling $15,000 reflecting six days of consulting services.

(4)
Pursuant to a consulting agreement, Mr. Walker received $500 per day for providing consulting services to us. During 2008, he was paid a total of $35,000 reflecting 70 days of consulting services.

As of December 31, 2008, each non-employee director had the following number of option awards outstanding: Mr. Adelstein—23,014 options; Mr. Clark—74,641 options; Mr. Johnson—99,486 options; Mr. Kaplan—75,500 options; Mr. Pester—122,000 options; Mr. Pignatelli—104,333 options; Mr. Rosier—77,000 options; Mr. Schlesinger—127,500 options and Mr. Smith—50,142 options. Additional information concerning the security ownership of our directors is set forth in the Stock Ownership table on page 3.

EXECUTIVE OFFICERS

        Set forth below is certain information regarding our executive officers, including age, principal occupation and the date each first became an executive officer.

Name (Age)	Principal Occupation or Employment During the Past Five Years	Executive Officer Since
Kevin R. Collins (52)	Mr. Collins serves as Chief Executive Officer and President of Evergreen. More detailed information regarding Mr. Collins' business experience is set forth in this Proxy Statement under "Directors."	2005
Theodore Venners (61)	Mr. Venners is our Founder. He has directed Evergreen Energy Inc. and its predecessor entities since their inception in 1984 and served as Chief Executive Officer from 1995 to September 2005. Mr. Venners also served as Chairman of our Board from July 1993 to October 2006 and as a director from 1992 to 2008. He is a founding partner of K-Fuel Limited Partnership and its predecessor, K-Fuel Partnership, and served as managing partner of those entities from 1984 until their merger with us in December 1992.	1992
Diana L. Kubik (43)
	Ms. Kubik serves as Vice President and Chief Financial Officer of Evergreen. Prior to joining Evergreen, Ms. Kubik was practice director at 2 Degrees Consulting, where she specialized in providing Securities and Exchange Commission, technical accounting services and compliance guidance for Sarbanes-Oxley regulations, from November 2004 to March 2006. From September 2002 through August 2004, Ms. Kubik worked for Qwest Communications International Inc. as a Senior Director of Finance. Ms. Kubik held a number of accounting positions with increasing responsibilities, including six years with Deloitte & Touche, LLP. Ms. Kubik is a certified public accountant and received her MBA in Finance from the University of South Florida and a B.S. degree in Accounting and Management Information Systems from the University of Tampa.	2006

Name (Age)	Principal Occupation or Employment During the Past Five Years	Executive Officer Since
William G. Laughlin (64)	Mr. Laughlin serves as Vice President, General Counsel and Secretary of Evergreen. Prior to joining Evergreen, Mr. Laughlin was Of Counsel with the law firm of Locke Liddell & Sapp LLP in Houston, Texas where he practiced in the firm's Energy Practice Group from 2003 to 2005. From 1990 through 2002, Mr. Laughlin served as Vice President and Director of the Natural Resources Law Department of The Coastal Corporation. Following Coastal's merger with El Paso Corporation in 2001, Mr. Laughlin became Vice President of El Paso Corporation and General Counsel of El Paso Production Company. Prior to 1990, Mr. Laughlin was Vice President, General Counsel and Secretary of Ladd Petroleum Corp., a subsidiary of General Electric Corp. Mr. Laughlin holds a B.A. in Economics from The Colorado College and a J.D. from the University of Wyoming.	2005
W. Steven Wolff (55)
	Mr. Wolff serves as Executive Vice President of Engineering of Evergreen. Prior to joining Evergreen, Mr. Wolff served in various positions at Dayton Power and Light from 2001 to 2007, most recently as President—Power Production. During his tenure at Dayton Power and Light, Mr. Wolff oversaw the operation of multiple electric power generation facilities producing 4,400 MW, including maintenance and safety; environmental compliance; procurement; and information technology. In addition, Mr. Wolff served in the United States Navy in a variety of roles for 20 years, including career management and training of personnel and was commanding officer of a nuclear-powered attack submarine. Mr. Wolff received his B.S in Mechanical Engineering from the U.S. Naval Academy, M.A. in National Security and Strategic Studies from the Naval War College, M.S. in Engineering Management and an M.S. in Environmental Policy and Management from Rensselaer Polytechnic Institute.	2007

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

        We believe that the performance and contribution of our executive officers is critical to our overall success. Our goal is to attract, retain, and motivate the executives necessary to accomplish our business strategy. We have executive compensation programs that reward performance and emphasize stockholder value creation. The Compensation Committee of the Board of Directors is responsible for establishing executive compensation policies and overseeing executive compensation practices. The following Compensation Discussion and Analysis describes the material elements of compensation for our executive officers identified in the Summary Compensation Table (the "named executive officers"). Our named executive officers are:

Current Executives
Kevin R. Collins	President and Chief Executive Officer
Diana L. Kubik	Vice President and Chief Financial Officer
Theodore Venners	Founder
William G. Laughlin	Vice President, General Counsel and Secretary
W. Steven Wolff	Executive Vice President of Engineering

        Please see Summary Compensation Table on page 21 for detailed components of their 2008 compensation.

Past Compensation Practices

        Prior to 2007, we did not use market studies to determine the market value of compensation for our executive officers. Executive officers hired during this period negotiated their total compensation packages with our Board of Directors and other key executive officers. In certain instances, we may have negotiated compensation with an executive that is higher than market studies would have otherwise indicated. In such instances, the Compensation Committee determined that the compensation was appropriate based upon that executive's unique skills and/or technical expertise and his or her ability to contribute to our development. Additionally, the Compensation Committee was cognizant that companies in our stage of development may pay a premium to attract and retain top executives because of the uncertain nature of the future operations. As we have transitioned from a technology company into a operations and development company, our compensation programs and objectives have changed and include market analysis in determining compensation for new executive officers. We anticipate that we will use this more structured approach in the foreseeable future.

Current Compensation Philosophy

        In 2007, we determined that it was appropriate to implement a formalized executive compensation program. The primary objectives of our executive compensation program are to support our business strategy and to create value for our stockholders by attracting and retaining our executive officers and, once employed, to encourage high performance from those executives. In order to accomplish our goals, we believe an executive's performance should be aligned with his or her compensation and be based on both our performance as a company, as well as the executive's individual performance.

        Our executive compensation programs are reviewed and approved by our Compensation Committee and focus on two key principles:

  •
  Provide competitive total compensation that will attract, motivate and retain a highly capable and performance-focused executive team, with the great majority of compensation realized only if performance is achieved; and

  •
  Reward performance by motivating executives to exhibit behaviors that drive enhancement of stockholder value. Incentive opportunities should align corporate growth objectives and performance with individual achievements.

Elements of Total Compensation

        We hope to achieve our goal of increasing stockholder value by offering a comprehensive and reasonable compensation package to executives that has emphasis on variable or contingent compensation, and contains the following components: (1) base pay, (2) cash bonus, (3) stock-based compensation, (4) retention awards, and (5) other compensation. The executive's base pay is tied to both the market value of the position and the executive's ability to contribute, which should be sufficient to attract and retain the most qualified people. Typically, we also offer an annual cash incentive, which is meant to each year focus the executives on annual goals and activities that are critical to our success and drive stockholder value each year. Lastly, our executive compensation program is also centered on the use of long term incentives. Long-term incentives focus our executives on stockholder value and our growth in the long term.

        To help the Compensation Committee execute its responsibilities, the committee solicited the advice of our independent consultants to determine the appropriate amount of pay demanded by market practices. All significant forms of total compensation are valued and compared, including base salary, annual target and actual bonus, annual long-term incentive equity grant values and other cash and non-cash compensation. For the 2007 Report, our direct competitive energy peer group was compiled by selecting companies with similar market capitalization and complexities to ours. We utilize a combination of pay information derived by: 1) size and scope-adjusted market information provided from our consultants "Total Compensation Measurement DataBase"; and 2) industry data which is supplemented with related energy industry data, derived from published surveys, for executive positions. Our energy peer group is comprised of 99 companies with their primary business being exploration and production of coal, oil and natural gas. Some of the companies we focus on when using this data are: ADA-ES Inc., Headwaters, Inc., Rentech Inc.,Aspect Energy LLC, Bill Barrett Corporation, Black Hills Exploration and Production, EnCana Oil, Ranch Ltd, Forest Oil Corporation, Hunt Petroleum Corporation, Pioneer Natural Resources USA, Inc., Williams and XTO Energy, Inc. For the 2009 Report, the independent consultants utilized data derived from 15 published compensation surveys and included for-profit companies that held cleaner coal technology, energy production and environmental solutions with estimated revenues consistent with ours.

        The components of compensation, discussed in more detail below, are compared to our energy peer group and the data from the compensation surveys. In some instances, due to the competitive environment that we operate in and the experience and qualifications of the individual executive, we may pay above the median and, in other cases, below the median. However, overall, we will continue to try to compensate our officers in the 50% to 75% percentile of compensation in our peer group.

  Base Pay

        Base pay for executives is based upon comparable positions for clean energy technology and energy-related companies in the United States. Base pay targets may be somewhat higher in order to attract candidates with more experience or with unique qualifications for a particular position. Because base pay is not easily adjusted when strategic goals are not attained, and because we have not yet achieved substantial revenue and earnings from our core technologies, we regard base pay as more important in recruiting qualified executives, but less important as an individual motivating factor in attaining strategic corporate goals.

        Base salary for our named executive officers is set by the Board of Directors upon recommendation by the Compensation Committee. Our Human Resource Department, with the assistance of outside compensation consultants, uses various industry compensation surveys to establish proper base salary targets for each key position, generally set at the median or 50th percentile of our peer group for comparable positions. Adjustments are made to account for special skills, experience and qualifications.

        Typically, the Compensation Committee generally reviews the performance of each named executive officer during the first quarter of each year for the prior year of service. In each case, the Compensation Committee takes into account the scope of responsibilities and experience and balances these against our peer group or compensation study data. Additionally, each named executive officer is reviewed for his or her contribution to our business strategy and our results. As a result of the review in 2007 of 2006 performance, the Compensation Committee awarded base pay increases to Ms. Kubik and Mr. Laughlin. These pay increases were based upon our peer group data in the 2007 Report after considering experience and responsibilities. In May 2007, the Compensation Committee increased Mr. Collins' base salary to $300,000 due to his increased responsibilities after being appointed Chief Executive Officer and President. The increase was evaluated in comparison to our peer group data from the 2007 Report and factored in experience and other qualifications. Generally, no pay increases were granted in 2008 or through March 2009 due to the overall company performance and limited cash resources. The Compensation Committee, at its discretion may approve increases in pay during 2009 as appropriate.

  Annual Incentives—Cash Bonus Awards

        Cash bonus awards are an important annual tool in rewarding individual performance that is aligned with the objective of increasing stockholder value. Cash bonuses are based on both individual and corporate goal attainment. Individual awards are based on a subjective and objective review of individual goal attainment, the contribution of each executive in the attainment of corporate goals and our overall performance. The purpose of the cash bonus award program is to have one component of cash compensation that is completely performance based. The cash bonus portion of compensation increases in direct correlation with the strategic importance of the position, the individual's goal attainment and the value added to the overall advancement of our business strategy.

        Named executive officers are eligible for an annual cash bonus. The primary purpose of the annual cash bonus is to motivate participants to enable us to achieve short-term goals designed to create sustainable stockholder value and reward them to the extent they achieve such goals. The annual cash bonus reflects our strategy that a significant portion of total compensation be contingent upon both our performance during the year and the named executive officer's contribution to that performance. As a general rule, our cash bonus pool ranges between the 25th and 75th percentile of similar awards by our energy peer group, based on surveys from several sources. If we have failed to make progress toward our strategic goals during the year, the bonus pool could be less than the 25th percentile, and in certain instances, there could be no cash bonus awards. The Compensation Committee makes objective and subjective evaluations of the named executive officers and awards cash bonus payments based on relative contribution by each named executive officer.

        The Compensation Committee reviews the performance of each named executive officer. In each case, the Compensation Committee takes into account the scope of responsibilities and experience and balances these against competitive annual cash bonuses, our energy peer group data and other types of compensation received by our named executive officers. Additionally, each named executive officer is reviewed for his or her contribution to our business strategy and our results. No annual incentive cash bonuses were granted to the named executive officers in 2008 due to the overall company performance and limited cash resources. Through March 2009, no cash incentive bonuses have been awarded to the named executive officers due to overall company performance and limited cash resources, although cash retention bonuses were awarded as discussed below. However, the Compensation Committee, at its discretion, may award bonuses during 2009 as circumstances dictate.

  Long-Term Incentive—Stock-Based Compensation

        The stock-based component of compensation most directly aligns the performance of individual executives with the goal of increasing long-term stockholder value. Stock-based compensation is the primary compensation component for our top executives because their job performance has the greatest impact on our performance as a whole. These executives set our strategic direction and it is their responsibility to assure that individual goals and objectives of our key executives are consistent with attainment of corporate goals and objectives.

        We use a combination of restricted stock and non-qualified stock option awards that contain both time based and performance based vesting criteria. These grants generally will vest over a three- to five-year period with 20% to 33% vesting on the anniversary date of grant date, if specific performance goals have been achieved as defined in their annual performance evaluation document. In certain instances, the grants may also contain immediate vesting and are related to prior service. Restricted stock grants to new employees are made on the first day of the month following employment and generally vest based upon grant date anniversary and attainment of the performance requirements. Previously, we implemented an annual restricted stock and stock option award program, administered at the sole discretion of the Compensation Committee, based on the performance of our executives and the overall performance of Evergreen. We generally grant these awards on or about March 15th. Upon termination of employment with us, all unvested and unexercised stock options are forfeited pursuant to the terms of the grant agreements and all unvested restricted stock grants are immediately forfeited.

        All stock-based compensation awards for named executive officers are authorized by the Board of Directors. All awards come from stockholder-approved plans, with the exception of "inducement awards." Inducement awards refer to stock-based compensation awarded to induce officers to accept employment with us. In the past, we exclusively awarded non-qualified stock options as the primary method of stock-based compensation. Currently, our philosophy is to award restricted stock or stock options, with time and performance based vesting criteria, so that a significant portion of a named executive officer's compensation will be tied not only to individual performance, but also to the performance of the named executive officer's business unit, division, or function and to our performance measured against both financial and non-financial goals and objectives. We also place emphasis on relative performance within our peer group as a means to ensure that we consistently deliver stockholder value. We design milestones for vesting to require individual achievement aligned with our corporate goals. Accordingly, vesting is based on both milestone attainment and continued employment.

        Stock options and restricted awards that partially vest each year on the basis of continued employment are generally granted in connection with the employment of the named executive officers. These awards are designed to attract and retain executives. The number of restricted shares or options awarded each recipient is determined by considering the nature of the position, the experience and qualifications of the grantee and the desired amount of the overall compensation package. As the expected contribution to corporate goals attributable to a particular position increases, the expected restricted stock or option award value will correspondingly increase.

        The Compensation Committee generally reviews on an annual basis, the stock-based compensation of each executive officer, taking into account peer group or compensation study data, salary levels, responsibilities, contribution to our business and our results. In 2007, Ms. Kubik and Mr. Laughlin received restricted stock awards. Ms. Kubik and Mr. Laughlin received 6,800 and 9,000, restricted shares, respectively, that contain both time and performance based vesting criteria. Assuming applicable performance criteria are satisfied, these shares vest in three equal parts beginning on March 14, 2008. In 2009, the Compensation Committee approved a plan to award stock options to most eligible employees. These awards took into consideration the results of the compensation surveys and the fact that no base pay increases nor annual incentive cash bonuses were awarded in 2008 or through March 2009. Pursuant to the plan, Ms. Kubik and Mr. Laughlin each received 80,000 stock options that contain both time and performance based vesting criteria. These awards provided for the first 33% to vest on March 27, 2009, with 33% on each March 27th thereafter until fully vested and assuming applicable performance criteria are satisfied.

  Retention Awards

        In February 2008, after taking into consideration our financial position, the timeline to execute a definitive agreement to build K-Fuel or K-Direct plants and the constrained job market, the

Compensation Committee adopted a broad retention program in an effort to retain personnel throughout the organization. This program includes a cash bonus award to be paid out on specified dates through December 31, 2008 to each selected employee if the individual continues to be employed by us. The retention bonuses were calculated using a percentage of the employees' prior year base salary. Mr. Laughlin, Ms. Kubik and Mr. Wolff received a $25,000, $20,000 and $30,000 cash bonus, respectively. In addition, the Compensation Committee approved the award of stock options to all participants of the retention program that contain time and performance based vesting criteria. Generally, the stock options will vest over a five year period, 20% vesting each year with a first vesting date of March 14, 2008. The retention stock option awards granted to certain of our officers provided for the first 20% to vest on March 14, 2008, with 20% on each March 14th thereafter until fully vested and assuming applicable performance criteria are satisfied. Mr. Collins, Mr. Venners, Mr. Laughlin, Ms. Kubik and Mr. Wolff received 50,000, 40,000, 40,000, 40,000 and 40,000 stock options, respectively.

        In 2007, the Compensation Committee reviewed our business environment, financial stability and individual as well as organizational performance, and as a result, awarded Mr. Collins, Ms. Kubik, Mr. Laughlin and Mr. Wolff 150,000, 40,000, 40,000 and 40,000 shares, respectively, of restricted stock that contain both time and performance based vesting criteria for purposes of retention. Shares vest in five equal installments beginning March 14, 2008.

  Other Compensation

        We provide our executive officers with perquisites and benefits that we believe are reasonable, competitive and consistent with our overall executive compensation program in order to attract and retain talented executives. Our executives are entitled to few benefits that are not otherwise available to all of our employees and, except as described elsewhere, the value of such perquisites and benefits for each executive officer is less than $10,000 in the aggregate. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to executive officers.

Stock Ownership Guidelines

        We established stock ownership guidelines for directors and officers in 2007 to ensure that our directors and executives have a long-term equity stake in Evergreen. The guidelines apply to all directors and all corporate vice presidents and above. The guidelines require non-employee directors to have achieved a minimum investment in Evergreen stock within three years and require corporate officers to have achieved a minimum investment in Evergreen stock within five years. The ownership guidelines are defined as stock ownership value as a multiple of annual retainer (directors) or salary (officers) and are set as follows: Non-employee directors—not less than five times annual retainer; CEO—not less than two times salary; and corporate Vice Presidents—not less than one times salary. Shares held prior to the effective date of the guidelines and shares purchased and held under our employee stock purchase plan are applied towards satisfying the investment requirement.

Employment Agreements

        We have employment agreements with Kevin Collins, our President and CEO and with Theodore Venners, our Founder. The agreements generally address: role and responsibility; rights to compensation and benefits during active employment; termination in the event of death, disability or retirement and termination for cause or without cause; and resignation. The agreements also contain termination and related pay provisions and accelerated vesting conditions in the event of a change in control or termination without cause.

Change in Control and Severance Agreements

        We have no formal change in control or severance policy, although executives and other employees may be given severance or salary continuation upon resignation or termination based on individual circumstances and negotiation. Additionally, our various stock option and incentive plans generally allow for accelerated vesting with respect to awards made under the plans upon a change in control. As disclosed in this Proxy Statement under "Potential Payments Upon Termination or Change in Control," three of our current named executive officers have existing severance arrangements that were negotiated in connection with their employment or continued employment.

Accounting and Tax Impacts of Executive Compensation

        Section 162(m) of the Internal Revenue Code generally precludes a public corporation from taking a federal income tax deduction for compensation paid in excess of $1 million per year to certain covered officers. Under this section, compensation that qualifies as performance-based is excludable in determining what compensation amount shall qualify for tax deductibility. Covered employees include each of our named executive officers.

        Our Compensation Committee considers our ability to fully deduct compensation in accordance with the $1million limitations of Section 162(m) in structuring our compensation programs. However, the Compensation Committee reserves the right to authorize the payment of compensation that may not be deductible if it believes such payments would be in the best interests of Evergreen and our stockholders. Our Compensation Committee will continue to consider ways to maximize the deductibility of executive compensation while retaining the flexibility to compensate executive officers in a manner deemed appropriate relative to their performance and to competitive compensation levels and practices compared to our peer group.

        We also take into consideration accounting implications in the design of our compensation programs. Executive officers and the Compensation Committee review the projected expense amounts associated with the granting of option and restricted share grants. Under current accounting rules Statement of Financial Accounting Standards No. 123R "Share-Based Payments," or SFAS 123R, we are required to expense the grant-date fair value of share-based grants. The grant-date value is amortized and expensed over the service period, generally the vesting period of the grant.

Pension Benefits

        We do not provide pension benefit plans to our employees or our named executive officers.

Non-Qualified Defined Contribution or Other Non-Qualified Deferred Compensation Plans

        We do not provide non-qualified contribution plans or other non-qualified deferred compensation options to any of our employees or our named executive officers.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on the committee's review and discussions with management, has recommended to the full Board of Directors that the Compensation Discussion and Analysis be included in the our annual report on Form 10-K for the year ended December 31, 2008, as well as the Proxy Statement for the Annual Meeting.

Respectfully submitted by the Compensation Committee of the Board of Directors

W. Grady Rosier (Chairman)
Robert J. Clark
James R. Schlesinger
M. Richard Smith

Summary Compensation Table

        The following table summarizes the compensation that was earned by, or paid or awarded to, the named executive officers. The "named executive officers" are our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers serving as such as of December 31, 2008, determined based on the individual's total compensation for the year ended December 31, 2008, as reported in the table below. The table does not include certain fringe benefits made available on a nondiscriminatory basis to all our employees, such as group health insurance, paid parking, certain educational and training programs, vacation and sick leave. In addition, we make available benefits to our executive officers with a view to acquiring and retaining qualified personnel and facilitating job performance. The aggregate value of such benefits in the case of each executive officer listed in the table below, which cannot be precisely ascertained but which is less than $10,000 for each such executive officer, is not included.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Kevin R. Collins	2008	$300,000	$—	$945,814	(2)	$26,467	$—		1,272,281
Chief Executive Officer and	2007	$255,769	$—	$842,860		$—	$175	(3)	$1,098,804
President	2006	$175,000	$—	$804,635		$—	$—		$979,635
Diana L. Kubik	2008	$165,000	$20,000	$96,991		$41,887	$—		$323,878
Vice President and Chief	2007	$162,519	$—	$86,503		$—	$50	(3)	$249,072
Financial Officer	2006	$113,077	$20,000	$48,799		$—	$—		$181,876
Theodore Venners	2008	$289,215	$—	$1,463,501		$993,647	$—		$2,746,363
Founder	2007	$294,714	$—	$1,463,501		$1,046,025	$200	(3)	$2,804,440
	2006	$275,000	$26,412	$1,463,501		$1,151,228	$—		$2,916,141
William G. Laughlin	2008	$193,000	$25,000	$57,489		$435,911	$—		$711,400
Vice President, General	2007	$211,758	$—	$25,074		$414,738	$50	(3)	$651,620
Counsel and Secretary	2006	$183,000	$33,500	$—		$561,259	$132,764	(4)	$910,523
W. Steven Wolff(5)	2008	$225,000	$30,000	$157,731		$21,174	$36,543	(6)	$470,448
Executive Vice President of Engineering

(1)
Amounts reported reflect the dollar amount required to be recognized for financial statement reporting purposes in the applicable year, for stock option awards and restricted stock awards, calculated in accordance with SFAS No. 123R. These amounts reflect the accounting expense for these awards, and do not correspond to the actual cash value that will be recognized by each of the named executive officers when received. For information on the model and assumptions used to calculate compensation costs, see Note 11 "Stock Options, Stock Grants and Employee Benefit Plans" of Notes to Consolidated Financial Statements in our Form 10-K for the year ended December 31, 2008.

(2)
Included in the Stock Awards column is 400,000 shares of restricted stock granted at the date of employment. These shares will not be received until certain performance criteria have been met.

(3)
Amounts represent restricted share grants for ownership in our majority owned subsidiary C-Lock Technology, Inc. for services rendered upon the formation and advancement of this entity. The restricted shares were granted on November 14, 2007 and fully vested on that date. The fair market value of the shares was estimated by an independent third party. Mr. Collins, Ms. Kubik, Mr. Venners and Mr. Laughlin were granted 3,500, 1,000, 4,000 and 1,000 shares, respectively. The grant date fair value of the shares was $0.05 per share. In November 2008, Mr. Collins returned the 3,500 shares to us.

(4)
Reflects relocation expenses of $42,471, home closing costs and expenses of $83,073.

(5)
Pursuant to SEC rules, Mr. Wolff was not a named executive officer prior to 2008 and information for prior years has been omitted.

(6)
Reflects home closing costs and expenses of $36,543.

Employment Agreements

        We currently have employment agreements with two of our named executive officers, Messrs. Collins and Venners. Details concerning each of their individual agreements are set forth below. As described below, each received a grant of restricted shares, both of which have the same vesting provisions. Full vesting of the stock will occur upon attainment of any of (i) the average closing price of our common stock for the trading days within any 90 consecutive calendar day period equals or exceeds $45.05 per share; (ii) annual gross revenues increase to $1 billion; (iii) annual net operating cash flow increases to $250 million; or (iv) a change in control, as defined in the agreements, occurs after the two-year anniversary of the agreement. Partial vesting will occur if the stock price increases such that the average closing price of our common stock for the trading days within any 90 consecutive calendar-day period equals or exceeds $30.05 per share or the annualized value of quarterly gross revenues or quarterly net cash flow attains the incentive targets. Unless sooner vested pursuant to the incentive targets described above, the restricted stock will become fully vested on the seventh anniversary of the date of the employment agreement so long as the individual is continuously employed. Pursuant to the employment agreements, the certificates representing the restricted stock are held in escrow by our transfer agent, although Messrs. Collins and Venners retain the authority to vote, but not transfer or dispose of, such shares prior to vesting. Additional information about these employment agreements, including vesting of the stock awards upon termination or change in control, is set forth under "Potential Payments Upon Termination or Change in Control."

  Collins Agreement

        We entered into an employment agreement with Mr. Collins on October 24, 2005. A majority of Mr. Collins' compensation is performance based. As of December 31, 2008, he receives an annual salary of $300,000, is eligible to receive annual bonuses at the discretion of the Board of Directors and is eligible to participate in all our health and welfare plans. In connection with his employment, he was awarded 400,000 shares of restricted common stock which qualified as an inducement grant under applicable stock exchange rules. The terms and details of his restricted stock award, including vesting upon a change of control, are discussed above. Additionally, if Mr. Collins is terminated in anticipation of, or following a change of control, he is entitled to receive a lump sum cash payment equal to three times his then base salary. The employment agreement is for a five year term, subject to three automatic yearly extensions if not terminated by either party.

  Venners Agreement

        We entered into an employment agreement with Mr. Venners on December 21, 2005. A majority of Mr. Venners' compensation is performance based. He receives an annual salary of $275,000, is eligible to receive annual bonuses at the discretion of the Board of Directors and is eligible to participate in all our health and welfare plans. In connection with his employment agreement, he was awarded 600,000 shares of restricted common stock, which were granted from one of our incentive stock plans. The terms and details of his restricted stock award, including vesting upon a change in control are discussed above. Additionally, if Mr. Venners is terminated in anticipation of, or following a change of control, he is entitled to receive a lump sum cash payment equal to three times his then base salary. The employment agreement is for a five year term, subject to three automatic yearly extensions if not terminated by either party.

2008 Grants of Plan Based Awards

        The following table sets forth equity-based awards granted to our named executive officers during the fiscal year ended December 31, 2008.

Name and Principal Position	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Exercise or Base Share Price of Option and Stock Awards ($/Sh)	Grant Date Fair Value of Stock and Options Awards ($)(2)
Kevin R. Collins	3/14/2008	50,000	1.96	98,000
Diana L. Kubik	3/14/2008	40,000	1.96	78,400
Theodore Venners	3/14/2008	40,000	1.96	78,400
William G. Laughlin	3/14/2008	40,000	1.96	78,400
W. Steven Wolff	3/14/2008	40,000	1.96	78,400

(1)
The stock awards are subject to time and performance based vesting and vest in five equal installments beginning March 14, 2008.

(2)
The amounts set forth in this column represent the grant date fair value of stock awards computed in accordance with FAS 123R. For additional information regarding assumptions made valuation of these awards, See Note 11 "Stock Options, Stock Awards and Employee Benefit Plans" of Notes to Consolidated Financial Statements in our Form 10-K for the year ended December 31, 2008.

2008 Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth the outstanding option awards and unvested stock awards held by our named executive officers as of the year ended December 31, 2008.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Kevin R. Collins	10,000	(2)			2.75	1/21/2010	400,000	(6)	112,000
	10,000		40,000	(3)	1.96	3/13/2018	120,000	(7)	33,600
Diana L. Kubik	8,000		32,000	(3)	1.96	3/13/2018	32,000	(7)	8,960
							4,000	(8)	1,120
							4,533	(9)	1,269
Theodore Venners	200,000		50,000	(5)	14.02	6/20/2012	600,000	(10)	168,000
	200,000		50,000	(5)	14.02	6/20/2012
	250,000				3.90	7/26/2010
	8,000		32,000	(3)	1.96	3/13/2018
William G. Laughlin	180,000		120,000	(4)	16.53	3/1/2012	32,000	(7)	8,960
	8,000		32,000	(3)	1.96	3/13/2018	6,000	(9)	1,680
W. Steven Wolff	8,000		32,000	(3)	1.96	3/13/2018	50,000	(11)	14,000
							60,000	(7)	16,800

(1)
The amounts set forth in this column equal the number of shares of restricted stock indicated multiplied by the closing price of our common stock ($0.28 on December 31, 2008). The amounts assume the maximum percentage of shares of restricted stock will vest based upon the passage of time and/or the achievement of the specified performance goals. The amounts indicated are not necessarily indicative of the amounts that may be realized by our named executives.

(2)
Represents 10,000 options to purchase our common stock for director fees relating to a directorship of a subsidiary of Evergreen prior to his employment with us.

(3)
Stock options were granted on March 13, 2008 with 20% immediately vested and 20% vesting in four equal installments beginning March 13, 2009.

(4)
Stock option was granted on March 9, 2005 and vests in five equal installments beginning on March 9, 2006.

(5)
Stock option was granted on June 20, 2005 and vests in five equal installments beginning June 20, 2006.

(6)
Stock award was granted on October 25, 2005 and vests based upon achievement of certain market conditions or time. See Employment Agreements above for more details.

(7)
Stock award was granted on November 14, 2007 and vests in five equal installments beginning March 14, 2008.

(8)
Stock award was granted on March 31, 2006, is subject to time and performance based vesting and vests in three equal installments beginning March 31, 2007.

(9)
Stock award was granted on March 15, 2007, is subject to time and performance based vesting and vests in three equal installments beginning March 15, 2008.

(10)
Stock award was granted on December 21, 2005 and vests based upon achievement of certain market conditions or time. See Employment Agreements above for more details.

(11)
Stock award was granted on August 1, 2007, is subject to time and performance based vesting and vests in three equal installments beginning August 1, 2008.

2008 Options Exercised and Stock Vested

        The following table summarizes options and stock awards that were exercised or vested by our named executive officers during the year ended December 31, 2008:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Kevin R. Collins(2)	—	—	30,000	54,600
Diana L. Kubik(3)	—	—	14,667	25,574
Theodore Venners	—	—	—	—
William G. Laughlin(4)	—	—	11,000	20,020
W. Steven Wolff(5)	—	—	40,000	66,550

(1)
Value realized on vesting was calculated by taking the closing price of our common stock on the date of vesting and multiplying this closing price by the number of restricted shares that vested.

(2)
Upon vesting of restricted stock, Mr. Collins acquired 30,000 shares with a market value of $54,600 on March 15, 2008.

(3)
Upon vesting of restricted stock, Ms. Kubik acquired 8,000 shares with a market value of $14,560 on March 14, 2008, 4,000 shares with a market value of $6,160 on March 31, 2008 and 2,667 shares with a market value of $4,854 on March 15, 2008.

(4)
Upon vesting of restricted stock, Mr. Laughlin acquired 8,000 shares with a market value of $14,560 on March 15, 2008 and 3,000 shares with a market value of $5,460 on March 14, 2008.

(5)
Upon vesting of restricted stock, Mr. Wolff acquired 15,000 shares with a market value of $27,300 on March 14, 2008 and 25,000 shares with a market value of $39,250 on August 1, 2008.

Potential Payments Upon Termination or Change in Control

  Equity Award Accelerated Vesting

        Other than as specifically set forth in the employment agreements previously entered into with Messrs. Collins and Venners, we do not generally provide special change in control benefits to executives. Our only change in control arrangement other than as set forth in the specific employment agreements is accelerated vesting of option and stock awards.

        Our 1992 restated stock option plan contains change in control provisions that allow for full vesting of any unvested equity awards immediately prior to any change in control. Our 1996 and 2004 stock option and incentive plans have no mandatory acceleration upon change in control, but accelerated vesting is permitted at the Board of Directors' or at a committee of the Board's discretion.

Our 1999 and 2002 stock option and incentive plan have mandatory acceleration upon change in control, unless new ownership assumes the obligation or grants equivalent rights.

        If a hypothetical change in control occurred on December 31, 2008 and there was accelerated vesting of options and stock awards, the following named executive officers would have recognized the following compensation:

	Option Awards		Stock Awards
Name(1)	Number of Shares unvested as of December 31, 2008 (#)	Value Realized on immediate vesting ($)(2)	Number of Shares unvested as of December 31, 2008 (#)		Value Realized on immediate Vesting ($)(3)
Kevin R. Collins	40,000	—	520,000	(4)	145,600
Diana L. Kubik	32,000	—	40,533		11,349
Theodore Venners	132,000	—	600,000	(5)	168,000
William G. Laughlin	152,000	—	38,000		10,640
W. Steven Wolff	32,000	—	100,000		28,000

(1)
None of our plans described above have accelerated vesting provisions in the case of death, disability or termination and therefore have not been included as a benefit for the purpose of the table above.

(2)
Value realized upon immediate vesting for stock options was calculated by taking the difference between the exercise price and the closing price of our common stock on December 31, 2008, multiplied by the number of stock options that would vest. For purposes of the table above Mr. Collins, Ms. Kubik, Mr. Venners, Mr. Laughlin and Mr. Wolff had exercise prices in excess of our closing price of our common stock on December 31, 2008, therefore the difference between the exercise price and closing price is shown as zero.

(3)
Value realized upon immediate vesting for restricted shares was calculated by taking the closing price of our common stock on December 31, 2008 multiplied by the number of restricted shares that would vest.

(4)
Includes Mr. Collins' restricted stock award of 400,000 granted pursuant to his employment agreement.

(5)
Includes Mr. Venners' restricted stock award of 600,000 granted pursuant to his employment agreement.

  Employment Agreements

  Change in Control / No Termination

        The employment agreements with Messrs. Collins and Venners contain change in control provisions that provide immediate vesting of their restricted stock awards prior to any change in control after the two year anniversary of their employment agreements. The two year anniversary occurred on October 24, 2007 for Mr. Collins and on December 21, 2007 for Mr. Venners.

        If a hypothetical change in control occurred on December 31, 2008 all stock awards would have immediately vested. As set forth in the table below, no other payments would be due upon a change in control if the executives remained employed in the same capacity with the surviving company.

Name	One-Time Lump Sum Payment ($)	Benefits ($)	Accelerated Share Vesting ($)(1)	Section 280G Gross-Up ($)(2)
Kevin R. Collins	—	—	145,600	—
Theodore Venners	—	—	168,000	—

    (1)
    Accelerated share vesting was calculated by multiplying the closing market price of our common stock on December 31, 2008 of $0.28 by the number of shares of restricted stock that would vest. Includes 520,000 shares for Mr. Collins and 600,000 shares for Mr. Venners. Does not include 30,000 shares subject to option awards held by Mr. Collins and 132,000 shares subject to option awards held by Mr. Venners because the option exercise prices were in excess of the closing price of our common stock on December 31, 2008.

    (2)
    Compensation and benefits paid as a result of change in control that exceed three times the average annual compensation over the preceding five year period would result in an excess compensation payment, a portion of which may be subject to a non-deductible 20% excise tax under the Internal Revenue Code 280G. The employment agreements provide for a gross-up of this tax. Amounts in this column estimate the tax gross-up assuming a change in control date of December 31, 2008.

  Change in Control / Termination

        The employment agreements with Messrs. Collins and Venners provide for cash payments if we terminate them without cause on or after a change in control, or within the one year period prior to a change in control, if the termination is in anticipation of the change in control. Pursuant to the employment agreements, we would be required to pay each executive the payments set forth in the table below.

Name	One-Time Lump Sum Payment ($)(1)	Benefits ($)(2)	Accelerated Share Vesting ($)(3)	Section 280G Gross-Up ($)(4)
Kevin R. Collins	900,000	34,769	145,600	102,051
Theodore Venners	867,645	26,703	168,000	—

    (1)
    One-time lump sum payment equal to three times the named executives' annual salary.

    (2)
    Benefits represent medical, dental and vision coverage for 18 months following the termination.

    (3)
    Accelerated share vesting was calculated by multiplying the closing market price of our common stock on December 31, 2008 of $0.28 by the number of shares of restricted stock. Includes 520,000 shares for Mr. Collins and 600,000 shares for Mr. Venners. Does not include 30,000 shares subject to option awards held by Mr. Collins and 132,000 shares subject to option awards held by Mr. Venners because the option exercise prices were in excess of the closing price of our common stock on December 31, 2008.

    (4)
    Compensation and benefits paid as a result of change in control that exceed three times the average annual compensation over the preceding five year period would result in an excess compensation payment, a portion of which may be subject to a non-deductible

      20% excise tax under the Internal Revenue Code 280G. The employment agreements provide for a gross-up of this tax. Amounts in this column estimate the tax gross-up assuming a change in control date of December 31, 2008.

  No Change in Control / Termination

        The employment agreements with Messrs. Collins and Venners contain accelerated vesting of their restricted stock grants upon the happening of any of the following: (i) if the executive's employment is terminated by us without cause or by constructive discharge, then the restricted stock award shall vest in full; (ii) if the executive's employment is terminated by us for cause or upon the executive's resignation from employment, then the executive shall retain any portion of the restricted stock award that is vested, but the unvested portion shall be forfeited in its entirety; and (iii) if the executive's employment is terminated by us without cause or by constructive discharge, and the termination is in anticipation of or occurs within one year of (a) the attainment of any of the performance goals, or (b) a change in control, then the executive shall be treated as if he was employed through the date that the performance goal was achieved, or through the date of the change in control, and shall receive immediate vesting of the restricted stock award.

        The table below sets forth the compensation to be paid to Messrs. Collins and Venners upon a termination by us without cause, not involving a change in control, or by constructive discharge, assuming the termination occurred as of December 31, 2008.

Name	One-Time Lump Sum Payment ($)	Benefits ($)(1)	Accelerated Share Vesting ($)(2)	Section 280G Gross-Up ($)
Kevin R. Collins	—	34,769	145,000	—
Theodore Venners	—	26,703	168,000	—

    (1)
    Benefits represent medical, dental and vision coverage for 18 months following the termination.

    (2)
    Accelerated share vesting was calculated by multiplying the closing market price of our common stock on December 31, 2008 of $0.28 by the number of shares of restricted stock that would vest. Includes 400,000 shares for Mr. Collins and 600,000 shares for Mr. Venners.

  Death or Disability

        The employment agreements with Messrs. Collins and Venners contain accelerated vesting of their restricted stock grants on a pro rata basis upon death or disability, calculated by multiplying the number of unvested shares granted pursuant to the employment agreement by a fraction, the numerator of which is the number of days that have lapsed from the effective date of the employment agreement through the date of termination, and the denominator of which is 3,650. The table below sets forth the compensation to be paid to Messrs. Collins and Venners upon death or disability, assuming the event occurred as of December 31, 2008.

Name	One-Time Lump Sum Payment ($)	Benefits ($)	Accelerated Share Vesting ($)(1)	Section 280G Gross-Up ($)
Kevin R. Collins	—	—	35,656	—
Theodore Venners	—	—	50,860	—

    (1)
    Accelerated share vesting was calculated by multiplying the closing market price of our common stock on December 31, 2008 of $0.28 by the number of shares of restricted stock that would vest. Includes 127,342 shares for Mr. Collins and 181,644 shares for Mr. Venners. Does not include options or stock awards granted outside the employment agreements, as such awards do not contain any provisions for accelerated vesting upon death or disability.

  Other Arrangements

        We have no formal severance policy, although executives and other employees may be given severance or salary continuation upon resignation or termination based on individual circumstances and negotiation. As described above, Mr. Collins and Mr. Venners have employment agreements that provide for certain rights and payments upon termination or change in control. In addition, Mr. Wolff has an individually negotiated severance arrangement that provides that if he is terminated without cause, he is entitled to a severance payment equaling annual base pay plus actual last bonus paid. If Mr. Wolff had experienced a qualifying termination on December 31, 2008 for which he was entitled to a severance payment, he would have received $255,000.

Equity Compensation Plan Information

        We have adopted stock incentive plans to provide incentives to attract and retain officers, directors and key employees and consultants. We currently have reserved a total of 12,500,000 shares of our common stock for granting awards, including 1,000,000 shares under our 1992 Amended and Restated Stock Option Plan, 1,500,000 shares under our 1996 Stock Option and Incentive Plan, 2,000,000 shares under our 1999 Stock Incentive Plan, 2,000,000 shares under our 2002 Stock Incentive Plan, 6,000,000 shares under our 2004 Stock Incentive Plan and 100,000 shares under our Employee Stock Purchase Plan. As of December 31, 2008, a total of 5,212,799 shares have been issued from option exercises, share awards and purchases under our six plans. In the aggregate, there remain 3,665,579 shares available for issuance under outstanding and future awards pursuant to our stock plans.

        The following table sets forth a description of our equity compensation plans as of December 31, 2008:

Plan Category	Number of Securities to be issued upon exercise of outstanding options and other rights		Weighted-average exercise price of outstanding options and other rights		Number of securities remaining available for future issuance under equity compensation plans, (excluding securities reflected in column (a)
	(a)		(b)		(c)
Equity compensation plans approved by security holders	3,621,622	(1)	$8.55	(2)	3,665,579	(3)
Equity compensation plans not approved by security holders	5,000	(4)	$3.75		—

Total	3,626,622		$8.55		3,665,579

(1)
Includes 2,892,524 stock options and 729,098 shares of unvested restricted stock awards as of December 31, 2008. Does not include 600,000 shares of unvested restricted stock subject to awards as of December 31, 2008 because, although subject to vesting, such shares are already issued and outstanding.

(2)
The weighted average exercise price does not take into account 729,098 shares issuable upon vesting of restricted stock, which has no exercise price.

(3)
Includes 408,000 shares remaining under our 1992 Amended and Restated Stock Option Plan, 200,666 shares remaining under our 1996 Stock Option and Incentive Plan, 5,000 shares remaining under our 1999 Stock Incentive Plan, 284,500 shares remaining under our 2002 Stock Incentive Plan and 2,767,413 shares remaining under our 2004 Stock Incentive Plan.

(4)
Includes 5,000 options granted to a former employee with an exercise price of $3.75. Does not include 400,000 shares of unvested restricted stock subject to awards as of December 31, 2008 because, although subject to vesting, such shares are already issued and outstanding.

Related Party Transactions

  Related Party Transaction Approval Policy

        The Board recognizes that related party transactions can present conflicts of interest and questions as to whether the transactions are in the best interests of Evergreen. Accordingly, effective as of February 20, 2007, the Board adopted a written policy for the review, approval and ratification of transactions with related persons. For the purposes of the policy, a "related party transaction" is a transaction or relationship involving a director, executive officer or 5% stockholder or their immediate family members that is reportable under the SEC's rules regarding such transactions.

        Under the policy, a related party transaction should be approved or ratified based upon a determination that the transaction is in, or not opposed to, the best interests of Evergreen and on terms no less favorable to Evergreen than those available with other parties. The policy requires for the Audit Committee to review and approve all related party transactions, other than transactions involving amounts less than $100,000 in aggregate. Pursuant to the policy, management shall recommend for any related party transaction to be entered into by Evergreen, including the proposed aggregate value of the transaction, if applicable. After review, the Audit Committee shall approve or disapprove of such transaction, and if approved, management shall undertake to update the Audit Committee as to any material changes with respect to the terms of the transaction.

        In addition, the Board has adopted a Code of Business Conduct and Ethics to provide guidance on maintaining our commitment to being honest and ethical in our business endeavors. The Code of Business Conduct and Ethics covers a wide range of business practices, procedures and basic principles regarding corporate and personal conduct and applies to all directors, executives, officers, employees and consultants. Included in the Code of Business Conduct and Ethics is a section titled "Conflict of Interest" which addresses related party transactions.

        The conflict of interest provision requires all directors, executives, employees and consultants to disclose: (i) participation by an employee or a family member in a business transaction involving us and another entity or an individual with whom the employee (or his or her family) has a financial relationship; (ii) the direct or indirect financial interest in any business or organization with a company supplier or competitor where the employee has the ability to influence the decision with respect to our business; (iii) an employee having an outside business or other interest which precludes his or her ability to perform his or her duties; and (iv) an employee's or family member's receipt of improper personal benefits as a result of the employee's position with us.

  Royalty Agreements

        In 1996, we entered into a royalty amendment agreement with Mr. Koppelman, or subsequent to his death, the Koppelman estate, that reduced the cap for payments by $500,000 to $75.2 million and set the royalty percentage at 25% of our worldwide licensing and royalty revenue, as defined in the agreement. Mr. Koppelman provided us an indemnification against potential claims made by certain parties if we licensed the technology. We paid Mr. Koppelman a total of $500,000 pursuant to the agreement as a prepayment. The $500,000 has no specified expiration date and recognition as expense is solely dependent upon the issuance of licenses. We are amortizing the $500,000 payment as license revenue is generated. In addition, Mr. Theodore Venners, our Founder, is entitled to 50% of net royalties paid to the Koppelman estate. As of December 31, 2008, there is $73.0 million remaining under the cap.

  Consulting Agreement

        We had consulting agreements with Venners & Company, Ltd. for governmental affairs services, primarily for advice on proposed legislation and regulations and to advocate our interests before the U.S. Congress and regulatory agencies. Venners & Company, Ltd. is controlled by John P. Venners, the brother of Theodore Venners, our Founder. We entered into agreements with Venners & Company for the providing of these services at a fixed monthly fee plus certain performance bonuses. In August 2007, we terminated one of the agreements and pursuant to the other agreement we were obligated to make payments of $7,500 per month through May 2008 for previous legislative consulting work. In May 2008, after the final payment, our obligation ceased. During the years ended December 31, 2008, 2007 and 2006, we paid Venners & Company $38,000, $216,000, and $306,000, respectively, in cash for consulting fees.

  Leasing Agreement

        On December 7, 2006, we entered into a memorandum of understanding and real estate lease with Hills Products Group, Inc, or Hills Products. Hills Products is owned by Mr. Stanford Adelstein who serves on our Board of Directors. We have leased certain real estate and facilities, including a train load-out facility, for the sole purpose of trans-loading our K-Fuel refined coal from over-the-road truck into railcars. Prior to the execution of this agreement our independent Board members approved this transaction. We believe the terms and contracted amounts would be similar if we had entered into this agreement with a third party. Per the agreement, we have committed to a monthly payment in the amount of $1,500, plus an additional fee based on tonnage of K-Fuel refined coal loaded after agreed upon monthly tonnages are exceeded. During the years ended December 31, 2008, and 2007, we paid Hills Products Group, Inc $12,000 and $24,000, respectively. As a result of the idling of our Fort Union plant, we terminated this agreement.

  License Agreements

        In February 2007 we entered into an exclusive patent sub-license agreement with the developer of a proprietary technology for the measurement of carbon emissions and formed a subsidiary, C-Lock Technology, Inc. The agreement provides us with an exclusive worldwide sub-license to a technology to standardize the measurement of carbon emissions in energy and agricultural related activities. The agreement was amended and restated to expand the energy and agricultural activities to all applications of the technology and eliminates other operating requirements. In order to maintain this licensing arrangement, we are required to make minimum annual royalty payments of $500,000 to a company controlled by the developer of the proprietary technology, with each payment extending the arrangement for one year if the parties are in material compliance with the contract. In August 2007, the developer of the proprietary technology became an employee of Evergreen Energy. Additionally, upon signing of the definitive agreement on June 7, 2007, we granted 97,000 shares of our restricted common stock to the developer of the proprietary technology, which fully vested on April 3, 2008. We recognized $600,000 of non-cash compensation expense ratably through April 3, 2008.

        In December 2004, we entered into a licensing agreement with Cook Inlet Coal, an affiliate of Kanturk Partners LLC, under which we agreed to license to Cook Inlet Coal our proprietary coal processing technology for use at a coal processing plant to be operated by Cook Inlet Coal. Kanturk Partners owns approximately a 12% interest in Cook Inlet Coal. Mr. John Venners, brother of our Founder, Mr. Theodore Venners, has an approximately 4.5% interest in Kanturk Partners.

  Other

        In December 2007, our subsidiary, C-Lock Technology, Inc., in conjunction with IBM and Enterprise Information Management, Inc. developed a greenhouse gas meter called GreenCert. This meter was developed on IBM Websphere Portal-based software, which can calculate carbon reductions across multiple industries and devices. One of our non-executive employees serves on the board of directors of Enterprise Information Management. We believe the terms and contracted amounts would be similar if we had entered into this agreement with a third party. We paid Enterprise Information Management Inc. $3.6 million and $1.3 million during the years ended December 31, 2008 and 2007, respectively.

        We granted shares from our majority owned subsidiary C-Lock Technology, Inc. to certain executive officers of Evergreen Energy, certain employees of C-Lock Technology, Inc. and others. In the aggregate, these share grants as of December 31, 2008 represent a 22% ownership interest in C-Lock Technology, Inc.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

        The Audit Committee and the Board has selected Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2009. Representatives of Deloitte & Touche LLP will be available at the Annual Meeting, will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions from stockholders.

        The Board is submitting its selection of our independent registered public accounting firm for ratification by our stockholders at the Annual Meeting in order to ascertain the views of stockholders regarding such selection. In the event of a negative vote on this ratification, the Board may reconsider its selection.

Vote Required

        The vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote is required for the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2009.

        OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" PROPOSAL NO. 2 TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

 Auditor Fees

        The following table shows the aggregate fees billed to Evergreen for professional services by our principal independent registered public accounting firm for fiscal years 2008 and 2007:

	Fiscal 2008		Fiscal 2007
Audit Fees	$484,144	(1)	$667,016	(1)
Audit-Related Fees	36,350	(2)	324,436	(2)
Tax fees	—		68,103	(3)
All Other fees	—		—

Total Fees	$520,494		$1,059,555

    (1)
    This category includes the aggregate fees billed for professional services rendered for the audit of our consolidated financial statements for fiscal years 2008 and 2007, for the review of the financial statements included in our quarterly reports on Form 10-Q during fiscal 2008 and 2007, and for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the relevant fiscal years. Audit fees for fiscal year 2008 and 2007 also include the audit of management's report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

    (2)
    Audit-related fees in 2008 were for proxy review and audit work related to our C-Lock Technology, Inc. subsidiary. Audit-related fees in 2007 were for proxy review, audit work for our debt offering in July of 2007, comfort letters and consents issued in connection with the debt offering in July 2007 and related registration of such debt in October 2007.

    (3)
    Tax fees include fees related to the evaluation of tax implications of certain international jurisdictions related to transactions and investment alternatives in Asia.

Pre-Approval of Independent Accounting and or other Accounting Firms Fees and Services Policy

        The Audit Committee has adopted policies and procedures regarding the engagement of the principal or other independent accountants that provide audit and non-audit services. The policy allows executive management to approve such services in which the proposed fees are under a predetermined threshold without pre-approval from the Audit Committee. The policy also requires an Audit Committee member to pre-approve the principal independent accounting firm or other accounting firms services where the proposed fees exceed the predetermined threshold. All of the audit fees in the table above were approved pursuant to the policy.

SOLICITATION OF PROXIES

        This solicitation is being made by mail on behalf of our Board, but may also be made without additional remuneration by our officers or employees by telephone, telegraph, facsimile transmission, electronic means, personal interview or other similar means of communication. The expense of the preparation, printing and mailing of this Proxy Statement and the enclosed form of proxy and Notice of Annual Meeting, and any additional material relating to the meeting, which may be furnished to stockholders by the Board subsequent to the furnishing of this Proxy Statement, has been or will be borne by us. We will reimburse banks and brokers who hold shares in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. To obtain the necessary representation of stockholders at the meeting, supplementary solicitations may be made by mail, telephone or interview by our officers or selected securities dealers. We anticipate that the cost of such supplementary solicitations, if any, will not be material.

 ANNUAL REPORT

        Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 has been mailed to stockholders along with this Proxy Statement. We will, upon written request and without charge, provide to any person solicited hereunder additional copies of our Annual Report on Form 10-K, for the year ended December 31, 2008, as filed with the Securities and Exchange Commission. Requests should be addressed to the Investor Relations Department, 1225 17th Street, Suite 1300, Denver, Colorado 80202. Also, such report may be obtained from our Internet homepage at http://www.evgenergy.com.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are Evergreen stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your request to Evergreen Energy Inc., Attention: Investor Relations, 1225 17th Street, Suite 1300, Denver, Colorado 80202 or contact Investor Relations at (303) 293-2992. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

OTHER MATTERS

        We are not aware of any business to be presented for consideration at the meeting, other than that specified in the Notice of Annual Meeting. If any other matters are properly presented at the meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

        If any stockholder intends to present a proposal to be considered for inclusion in our proxy material in connection with the 2010 Annual Meeting of Stockholders, the proposal must be in proper form (in accordance with Rule 14a-8 of the SEC's proxy rules) and received by our Secretary on or before December 16, 2009. Stockholder proposals to be presented at the 2010 Annual Meeting of Stockholders which are not to be included in our proxy materials must be received by the Secretary no earlier than January 7, 2010, nor later than February 6, 2010, in accordance with the procedures set forth in our bylaws. Proposals should be sent to the attention of our Secretary at Evergreen Energy Inc., 1225 17th Street, Suite 1300, Denver, Colorado 80202.

        It is important that proxies be returned promptly, whether or not you expect to attend the Annual Meeting in person. We request that you complete, date and sign the enclosed form of proxy and return it promptly in the envelope provided for that purpose. By returning your proxy promptly you can help us avoid the expense of follow-up mailings to ensure a quorum so that the meeting can be held.

Stockholders who attend the meeting may revoke a prior proxy and vote their proxy in person as set forth in this Proxy Statement.

By Order of the Board of Directors

William G. Laughlin Vice President, General Counsel and Secretary Denver, Colorado

[FRONT OF PROXY VOTING CARD]

PROXY

EVERGREEN ENERGY INC.
ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned stockholder(s) of Evergreen Energy Inc. (the "Company") hereby appoints William G. Laughlin and Diana L. Kubik, or either of them, with full power of substitution, as attorneys and proxies of the undersigned, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of common stock of the Company at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 7, 2009, at 9:00 a.m., MDT, at our executive offices located at 1225 17th Street, Suite 1300, Denver, Colorado 80202 and at any postponements, continuations or adjournments thereof, upon all subjects that may properly come before the meeting, including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated below.

        I hereby vote my shares of Evergreen Energy Inc. common stock as specified on the reverse side of this card.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[BACK OF PROXY VOTING CARD]

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted "FOR" the nominees of the Board of Directors in the election of directors and "FOR" the ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2009. This proxy also delegates discretionary authority to vote with respect to any other business that may properly come before the meeting or any postponements, continuations or adjournments thereof.

IMPORTANT—THIS PROXY MUST BE SIGNED AND DATED BELOW.

1.
Board of Directors recommends a vote FOR Proposal No. 1

ELECTION OF DIRECTORS	☐	FOR the nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees

Nominees:	Robert J. Clark	Manuel H. Johnson	James S. Pignatelli
M. Richard Smith

Terms expiring at the 2010 Annual Meeting

(Authority to vote for any nominee named above may be withheld by lining through that nominee's name.)

2.
Board of Directors recommends a vote FOR Proposal No. 3

RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING ON DECEMBER 31, 2009.	☐	FOR	☐	AGAINST	☐	ABSTAIN
3.
Other Matters

In their discretion, the proxies are authorized to vote upon such business as may properly come before the meeting and at any adjournment thereof.

☐
MARK HERE FOR CHANGE OF ADDRESS AND NOTE BELOW

☐
MARK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING

        This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is given, this proxy will be voted for Proposal No. 1 and Proposal No. 2 above, and as said proxies deem advisable on such other matters as may properly come before the Annual Meeting or at any adjournments thereof. If any nominee listed in Proposal No. 1 declines or is unable to serve as a director, then the persons named as proxies shall have full discretion to vote for any other person designated by the Board of Directors.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT FURNISHED IN CONNECTION HEREWITH, AND HEREBY RATIFIES ALL THAT THE SAID ATTORNEYS AND PROXIES MAY DO BY VIRTUE HEREOF.

	DATED:	, 2009

(Seal)	(Stockholder's Signature)
(Stockholder's Signature)

Note: Please mark, date and sign this proxy card and return it in the enclosed envelope. Please sign as your name appears on this card. If shares are registered in more than one name, all owners should sign. If signing in a fiduciary or representative capacity, please give full title and attach evidence of authority. Corporations should sign with corporate name by a duly authorized officer.

QuickLinks

PROXY STATEMENT
VOTING PROCEDURES
VOTE REQUIRED
STOCK OWNERSHIP
PROPOSAL NO. 1 ELECTION OF DIRECTORS
CORPORATE GOVERNANCE AND BOARD MATTERS
Audit Committee Report
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
Compensation Committee Report
PROPOSAL NO. 2 RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS
Auditor Fees
SOLICITATION OF PROXIES
ANNUAL REPORT
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS
STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING